Exhibit (j)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Equity Trust

We consent to the use of our report dated March 17, 2017 with respect to the financial statements of QS Dynamic Multi-Strategy Fund, a series of the Legg Mason Partners Equity Trust, as of January 31, 2017, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

May 19, 2017